Exhibit 99.1

Investor Contact

Stephen Pettibone

203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS FIRST QUARTER

2012 RESULTS

STAMFORD, Conn. (April 26, 2012) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2012 financial results.

First Quarter 2012 Highlights

•

Excluding special items, EPS from continuing operations was $0.63, including income from the St. Regis Bal Harbour residential project. Including special items, EPS from continuing operations was $0.65.

•	Adjusted EBITDA was $297 million, which included $78 million of EBITDA from the St. Regis Bal Harbour residential project, up 42.8% compared to 2011.

•

Excluding special items, income from continuing operations was $124 million, including income from the St. Regis Bal Harbour residential project. Including special items, income from continuing operations was $129 million.

•

Worldwide System-wide REVPAR for Same-Store Hotels increased 5.8% (6.4% in constant dollars) compared to 2011. System-wide REVPAR for Same-Store Hotels in North America increased 7.1% (7.2% in constant dollars).

•	Management fees, franchise fees and other income increased 13.6% compared to 2011.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 160 basis points compared to 2011.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 4.5% (4.9% in constant dollars) compared to 2011.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 160 basis points compared to 2011.

•

Earnings from our vacation ownership and residential business increased approximately $79 million compared to 2011, including $78 million of earnings from the St. Regis Bal Harbour residential project.

•	During the quarter, the Company signed 32 hotel management and franchise contracts, representing approximately 9,000 rooms, and opened 18 hotels and resorts with approximately 4,500 rooms.

First Quarter 2012 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2012 of $0.65 compared to $0.15 in the first quarter of 2011. Excluding special items, EPS from continuing operations was $0.63 for the first quarter of 2012, including income from The St. Regis Bal Harbour Resort residential project (“Bal Harbour”), compared to $0.30 in the first quarter of 2011. Special items in the first quarter of 2012 included an $11 million (pre-tax) reduction of a legal reserve, partially offset by a $7 million (pre-tax) loss on the sale of one wholly-owned hotel. Special items in the first quarter of 2011 included a pre-tax charge of $33 million, primarily related to the Company’s minority investment in a hotel in Tokyo, Japan following the earthquake in March 2011. Excluding special items, the effective income tax rate in the first quarter of 2012 was 29.8%, including income from Bal Harbour, compared to 21.0% in the first quarter of 2011.

Income from continuing operations was $129 million in the first quarter of 2012, compared to $29 million in the first quarter of 2011. Excluding special items, income from continuing operations was $124 million in the first quarter of 2012, including income from Bal Harbour, compared to $58 million in the first quarter of 2011.

Net income was $128 million and $0.65 per share in the first quarter of 2012, compared to $28 million and $0.14 per share in the first quarter of 2011.

Frits van Paasschen, CEO, said, “Our momentum picked up in the first quarter. Worldwide REVPAR grew 6.4%, adjusting for exchange rates, and fees were up a healthy 13.6%. We are proud to report that our brand portfolio again outperformed the market, posting our 11th straight quarterly gain in REVPAR index.”

“Going into the year, we said that 2012 was more likely to surprise on the upside. So far, that is playing out. More importantly, we remain very bullish on the long-term. Seemingly unstoppable demographic and economic trends are fueling global growth in demand for high end travel. Rising wealth around the world and globally interconnected businesses will lead to ever more travel.”

First Quarter 2012 Operating Results

Management and Franchise Revenues

Worldwide System-wide REVPAR for Same-Store Hotels increased 5.8% (6.4% in constant dollars) compared to the first quarter of 2011. International System-wide REVPAR for Same-Store Hotels increased 4.1% (5.2% in constant dollars).

Changes in REVPAR for Worldwide System-wide Same-Store Hotels by region:

	REVPAR
Region	Reported	Constant dollars
North America	7.1%	7.2%
Europe	(1.9)%	1.8%
Asia Pacific	6.7%	6.2%
Africa and the Middle East	2.3%	3.8%
Latin America	14.4%	14.4%

Increases in REVPAR for Worldwide System-wide Same-Store Hotels by brand:

	REVPAR
Brand	Reported	Constant dollars
St. Regis/Luxury Collection	2.7%	4.4%
W Hotels	8.5%	8.8%
Westin	7.2%	7.6%
Sheraton	5.2%	5.5%
Le Méridien	3.0%	4.8%
Four Points by Sheraton	6.4%	6.3%
Aloft	9.4%	9.9%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 160 basis points compared to 2011. International gross operating profit margins for Same-Store Company-Operated properties increased 160 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 170 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $201 million, up $24 million, or 13.6% from the first quarter of 2011. Management fees increased 18.6% to $115 million and franchise fees increased 4.7% to $45 million. Year-over-year comparisons were impacted by the conversion of some franchise agreements to management contracts in Germany.

Development

During the first quarter of 2012, the Company signed 32 hotel management and franchise contracts, representing approximately 9,000 rooms, of which 22 are new builds and 10 are conversions from other brands. At March 31, 2012, the Company had approximately 365 hotels in the active pipeline representing approximately 95,000 rooms.

During the first quarter of 2012, 18 new hotels and resorts (representing approximately 4,500 rooms) entered the system, including The St. Regis Bal Harbour Resort (Florida, 213 rooms), The Westin Lake Las Vegas Resort & Spa (Nevada, 493 rooms), Sheraton Xian North City (China, 491 rooms), Le Méridien Istanbul Etiler (Turkey, 259 rooms) and W Paris Opera (France, 91 rooms). Five properties (representing approximately 1,000 rooms) were removed from the system during the quarter.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood branded Same-Store Owned Hotels increased 4.5% (4.9% in constant dollars) when compared to 2011. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 3.6% (3.9% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 5.8% (6.2% in constant dollars).

Revenues at Starwood branded Same-Store Owned Hotels in North America increased 3.5% while costs and expenses increased 2.4% when compared to 2011. Margins at these hotels increased approximately 90 basis points.

Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 4.1% (4.5% in constant dollars) while costs and expenses increased 2.1% (2.6% in constant dollars) when compared to 2011. Margins at these hotels increased approximately 160 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $402 million, compared to $410 million in 2011. Expenses at owned, leased and consolidated joint venture hotels were $349 million compared to $361 million in 2011. First quarter results were negatively impacted by five asset sales as well as preopening costs associated with the opening of The St. Regis Bal Harbour Resort.

Vacation Ownership

Total vacation ownership revenues increased 3.4% to $152 million in the first quarter of 2012 when compared to 2011. Originated contract sales of vacation ownership intervals increased 1.2%, primarily due to increased tour flow from new buyers and improved sales and marketing performance. The number of contracts signed increased 3.6%, when compared to 2011, and the average price per vacation ownership unit sold decreased 2.4% to approximately $16,000, driven by inventory mix.

Residential

The Company’s residential revenues were $362 million compared to $6 million in 2011. The Company realized residential revenues for Bal Harbour during the first quarter of 2012 of $356 million and generated EBITDA of $78 million. During the first quarter of 2012, the Company closed sales of 102 units and realized cash proceeds of $263 million associated with these units. From project inception through March 31, 2012, the Company has closed contracts on approximately 45% of the total residential units.

Selling, General, Administrative and Other

Selling, general, administrative and other expenses increased to $96 million compared to $80 million in 2011. The increase was primarily due to non-recurring professional expenses and favorable reserve adjustments recorded in the prior year. We continue to target a 4% to 5% increase for the full year.

Asset Sales

During the quarter, the Company completed the sale of one wholly-owned hotel. This hotel was sold subject to a long-term franchise contract.

Capital

Gross capital spending during the quarter included approximately $29 million of maintenance capital and $50 million of development capital.

Balance Sheet

At March 31, 2012, the Company had gross debt of $2.200 billion, excluding $489 million of debt associated with securitized vacation ownership notes receivable. Additionally, the Company had cash and cash equivalents of $817 million (including $160 million of restricted cash), and net debt of $1.383 billion, compared to net debt of $1.531 billion as of December 31, 2011. Net debt at March 31, 2012, including debt and restricted cash ($21 million) associated with securitized vacation ownership notes receivables, was $1.851 billion.

At March 31, 2012, debt was approximately 80% fixed rate and 20% floating rate and its weighted average maturity was 3.9 years with a weighted average interest rate of 6.65%, excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.324 billion.

Outlook

For the Full Year 2012:

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $1.070 billion to $1.100 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 6% to 8% in constant dollars (approximately 200 basis points lower in dollars at current exchange rates).

•	REVPAR increases at branded Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 200 basis points lower in dollars at current exchange rates).

•	Margins at branded Same-Store Owned Hotels Worldwide increase 100 to 150 basis points.

•	Management fees, franchise fees and other income increase approximately 9% to 11%.

•	Earnings from our vacation ownership and residential business of approximately $150 million to $155 million.

•	Selling, general and administrative expenses increase 4% to 5%.

•	Including Bal Harbour, which is expected to contribute at least $100 million of EBITDA, adjusted EBITDA is expected to be approximately $1.170 billion to $1.200 billion.

•	Depreciation and amortization is expected to be approximately $295 million.

•	Interest expense is expected to be approximately $210 million.

•	Including Bal Harbour, full year effective tax rate is expected to be approximately 30%, and cash taxes are expected to be approximately $100 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.35 to $2.46.

•

Full year capital expenditures (excluding vacation ownership and residential inventory) is expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $375 million.

•	Vacation ownership (excluding Bal Harbour) is expected to generate approximately $125 million in positive cash flow. Bal Harbour is expected to generate at least $300 million in net cash flow.

For the three months ended June 30, 2012:

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $275 million to $285 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 6% to 8% in constant dollars (approximately 200 basis points lower in dollars at current exchange rates).

•	REVPAR increases at branded Same-Store Company Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 250 basis points lower in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 9% to 11%.

•	Earnings from our vacation ownership and residential business are flat to up $5 million year over year.

•	Including Bal Harbour, which is expected to contribute at least $15 million of EBITDA, adjusted EBITDA is expected to be approximately $290 million to $300 million.

•	Depreciation and amortization is expected to be approximately $72 million.

•	Interest expense is expected to be approximately $53 million.

•	Including Bal Harbour, income from continuing operations is expected to be approximately $115 million to $122 million, reflecting an effective tax rate of approximately 30%.

•	Including Bal Harbour, EPS is expected to be approximately $0.58 to $0.62.

Special Items

The Company’s special items netted to a benefit of $4 million ($5 million after-tax) in the first quarter of 2012 compared to a charge of $33 million ($29 million after-tax) in the same period of 2011.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended March 31,
	2012	2011
Income from continuing operations before special items	$124	$58

EPS before special items	$0.63	$0.30

Special Items
Restructuring, goodwill impairment, and other special (charges) credits, net(a)	11	—
Loss on asset dispositions and impairments, net(b)	(7)	(33)

Total special items – pre-tax	4	(33)
Income tax benefit for special items(c)	1	4

Total special items – after-tax	5	(29)

Income from continuing operations	$129	$29

EPS including special items	$0.65	$0.15

(a)	During the three months ended March 31, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of its litigation reserve.
(b)	During the three months ended March 31, 2012, the net loss primarily relates to the sale of one wholly-owned hotel.
During the three months ended March 31, 2011, the net loss primarily related to an impairment of a minority investment in a joint venture hotel located in Japan.
(c)	For both periods presented, represents income taxes on the special items. The three months ended March 31, 2012 also includes the recognition of a deferred tax adjustment associated with a previous transaction.

The three months ended March 31, 2011 also includes a benefit related to the reversal of income tax reserves associated with prior dispositions.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8764 with conference ID 66945366. The conference call will be available through a simultaneous webcast in the News & Events section of the Company’s website at http://www.starwoodhotels.com/corporate/investor_relations.html. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through Thursday, May 3, 2012 at 12:00 midnight (EDT) by telephone at (855) 859-2056 with conference ID 66945366 and webcast on the corporate website.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to System-wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,103 properties in nearly 100 countries and 154,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and ElementSM. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note:  This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended March 31,
	2012	2011	% Variance
Revenues
Owned, leased and consolidated joint venture hotels	$402	$410	(2.0)
Vacation ownership and residential sales and services	514	153	n/m
Management fees, franchise fees and other income	201	177	13.6
Other revenues from managed and franchised properties (a)	598	555	7.7

	1,715	1,295	32.4
Costs and Expenses
Owned, leased and consolidated joint venture hotels	349	361	3.3
Vacation ownership and residential	393	111	n/m
Selling, general, administrative and other	96	80	(20.0)
Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m
Depreciation	57	60	5.0
Amortization	6	8	25.0
Other expenses from managed and franchised properties (a)	598	555	(7.7)

	1,488	1,175	(26.6)
Operating income	227	120	89.2
Equity (losses) earnings and gains and (losses) from unconsolidated ventures, net	10	4	n/m
Interest expense, net of interest income of $0 and $1	(49)	(54)	9.3
Gain (loss) on asset dispositions and impairments, net	(7)	(33)	78.8

Income from continuing operations before taxes and noncontrolling interests	181	37	n/m
Income tax benefit (expense)	(52)	(10)	n/m

Income (loss) from continuing operations	129	27	n/m
Discontinued Operations:
Income (loss) from operations, net of tax	—	—	—
Gain (loss) on dispositions, net of tax	(1)	(1)	—

Net income (loss)	128	26	n/m
Net loss (income) attributable to noncontrolling interests	—	2	(100.0)

Net income (loss) attributable to Starwood	$128	$28	n/m

Earnings (Losses) Per Share – Basic
Continuing operations	$0.67	$0.16	n/m
Discontinued operations	—	(0.01)	(100.0)

Net income (loss)	$0.67	$0.15	n/m

Earnings (Losses) Per Share – Diluted
Continuing operations	$0.65	$0.15	n/m
Discontinued operations	—	(0.01)	(100.0)

Net income (loss)	$0.65	$0.14	n/m

Amounts attributable to Starwood’s Common Stockholders
Continuing operations	$129	$29	n/m
Discontinued operations	(1)	(1)	—

Net income (loss)	$128	$28	n/m

Weighted average number of shares	192	187

Weighted average number of shares assuming dilution	197	194

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$657	$454
Restricted cash	178	232
Accounts receivable, net of allowance for doubtful accounts of $49 and $46	565	569
Inventories	575	812
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $9 and $10	62	64
Current deferred tax asset	276	278
Prepaid expenses and other	149	125

Total current assets	2,462	2,534
Investments	271	259
Plant, property and equipment, net	3,302	3,270
Goodwill and intangible assets, net	2,067	2,057
Deferred tax assets	626	639
Other assets (a)	385	355
Securitized vacation ownership notes receivable	411	446

Total assets	$9,524	$9,560

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$552	$3
Accounts payable	116	144
Current maturities of long-term securitized vacation ownership debt	125	130
Accrued expenses	1,119	1,177
Accrued salaries, wages and benefits	307	375
Accrued taxes and other	131	163

Total current liabilities	2,350	1,992
Long-term debt (b)	1,648	2,194
Long-term securitized vacation ownership debt	364	402
Deferred income taxes	47	46
Other liabilities	1,947	1,971

	6,356	6,605
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 197,162,892 and 195,913,400 shares at March 31, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	1,005	963
Accumulated other comprehensive loss	(309)	(348)
Retained earnings	2,465	2,337

Total Starwood stockholders’ equity	3,163	2,954
Noncontrolling interest	5	1

Total stockholders’ equity	3,168	2,955

Total liabilities and stockholders’ equity	$9,524	$9,560

(a)	Includes restricted cash of $3 million and $2 million at March 31, 2012 and December 31, 2011, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $413 million and $432 million at March 31, 2012 and December 31, 2011, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

	Three Months Ended March 31,
	2012	2011	% Variance
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Net income (loss)	$128	$28	n/m
Interest expense (a)	49	59	(16.9)
Income tax (benefit) expense (b)	53	11	n/m
Depreciation (c)	64	68	(5.9)
Amortization (d)	7	9	(22.2)

EBITDA	301	175	72.0
Loss on asset dispositions and impairments, net	7	33	(78.8)
Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m

Adjusted EBITDA	$297	$208	42.8

(a)	Includes $0 million and $4 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended March 31, 2012 and 2011, respectively.
(b)	Includes $1 million of tax expense (benefit) recorded in discontinued operations for each of the three months ended March 31, 2012 and 2011, respectively.
(c)	Includes $7 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2012 and 2011, respectively.
(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for each of the three months ended March 31, 2012 and 2011, respectively.

Non-GAAP to GAAP Reconciliations – Branded Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended March 31, 2012
	$ Change	% Variance
Revenue
Revenue increase (GAAP)	$13	4.1%
Impact of changes in foreign exchange rates	1	0.4%

Revenue increase in constant dollars	$14	4.5%

Expense
Expense increase (GAAP)	$6	2.1%
Impact of changes in foreign exchange rates	1	0.5%

Expense increase in constant dollars	$7	2.6%

Non-GAAP to GAAP Reconciliation –

Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended March 31,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$121	$42	$79
Depreciation expense	(5)	(7)	2

Operating income from vacation ownership and residential	$116	$35	$81

Non-GAAP to GAAP Reconciliation –

Earnings from Bal Harbour

(In millions)

	Three Months Ended March 31,
	2012	2011	$ Variance
Earnings from Bal Harbour	$78	$(2)	$80
Depreciation expense	—	—	—

Operating income from Bal Harbour	$78	$(2)	$80

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended June 30, 2012		Year Ended December 31, 2012
$115	Net income	$469
53	Interest expense	210
50	Income tax expense	200
72	Depreciation and amortization	295

290	EBITDA	1,174
—	(Gain) loss on asset dispositions and impairments, net	7
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)

$290	Adjusted EBITDA	$1,170

Three Months Ended June 30, 2012		Year Ended December 31, 2012
$115	Income from continuing operations before special items	$465

$0.58	EPS before special items	$2.35

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(7)

—	Total special items – pre-tax	4
—	Income tax benefit associated with special items	1

—	Total special items – after-tax	5

$115	Income from continuing operations	$470

$0.58	EPS including special items	$2.38

High Case

Three Months Ended June 30, 2012		Year Ended December 31, 2012
$122	Net income	$490
53	Interest expense	210
53	Income tax expense	209
72	Depreciation and amortization	295

300	EBITDA	1,204
—	(Gain) loss on asset dispositions and impairments, net	7
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)

$300	Adjusted EBITDA	$1,200

Three Months Ended June 30, 2012		Year Ended December 31, 2012
$122	Income from continuing operations before special items	$486

$0.62	EPS before special items	$2.46

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(7)

—	Total special items – pre-tax	4
—	Income tax benefit associated with special items	1

—	Total special items – after-tax	5

$122	Income from continuing operations	$491

$0.62	EPS including special items	$2.48

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

Low Case

	Three Months Ended June 30,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$34	$34	$—
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$29	$29	$—

Year Ended December 31, 2012
Earnings from vacation ownership and residential	$150
Depreciation expense	(20)

Operating income from vacation ownership and residential	$130

High Case

	Three Months Ended June 30,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$39	$34	$5
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$34	$29	$5

Year Ended December 31, 2012
Earnings from vacation ownership and residential	$155
Depreciation expense	(20)

Operating income from vacation ownership and residential	$135

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Bal Harbour

(In millions)

	Three Months Ended June 30,
	2012	2011	$ Variance
Earnings from Bal Harbour	$15	$(3)	$18
Depreciation expense	—	—	—

Operating income from Bal Harbour	$15	$(3)	$18

Year Ended December 31, 2012
Earnings from Bal Harbour	$100
Depreciation expense	—

Operating income from Bal Harbour	$100

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

	Three Months Ended March 31,
Same-Store Owned Hotels Worldwide	2012	2011	% Variance
Revenue
Same-Store Owned Hotels (a)	$352	$337	4.5
Hotels Sold or Closed in 2012 and 2011	2	31	(93.5)
Hotels Without Comparable Results	42	36	16.7
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$402	$410	(2.0)

Costs and Expenses
Same-Store Owned Hotels (a)	$294	$287	(2.4)
Hotels Sold or Closed in 2012 and 2011	2	31	93.5
Hotels Without Comparable Results	47	37	(27.0)
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$349	$361	3.3

	Three Months Ended March 31,
Same-Store Owned Hotels North America	2012	2011	% Variance
Revenue
Same-Store Owned Hotels (a)	$210	$202	4.0
Hotels Sold or Closed in 2012 and 2011	2	27	(92.6)
Hotels Without Comparable Results	32	25	28.0
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$244	$254	(3.9)

Costs and Expenses
Same-Store Owned Hotels (a)	$178	$173	2.9
Hotels Sold or Closed in 2012 and 2011	2	27	92.6
Hotels Without Comparable Results	33	21	(57.1)
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$213	$221	3.6

	Three Months Ended March 31,
Same-Store Owned Hotels International	2012	2011	% Variance
Revenue
Same-Store Owned Hotels (a)	$142	$135	5.2
Hotels Sold or Closed in 2012 and 2011	—	4	(100.0)
Hotels Without Comparable Results	10	11	(9.1)
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$158	$156	1.3

Costs and Expenses
Same-Store Owned Hotels (a)	$116	$114	(1.8)
Hotels Sold or Closed in 2012 and 2011	—	4	100.0
Hotels Without Comparable Results	14	16	12.5
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$136	$140	2.9

(a)	Same-Store Owned Hotel results exclude five hotels sold and 11 hotels without comparable results for the three months ended March 31, 2012.

n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.

Systemwide (1) Statistics—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
TOTAL HOTELS
REVPAR ($)	110.02	104.00	5.8%	109.08	101.84	7.1%	111.28	106.89	4.1%
ADR ($)	168.60	165.81	1.7%	160.74	156.54	2.7%	180.16	179.43	0.4%
Occupancy (%)	65.3%	62.7%	2.6	67.9%	65.1%	2.8	61.8%	59.6%	2.2

SHERATON
REVPAR ($)	92.82	88.20	5.2%	90.06	84.42	6.7%	96.20	92.86	3.6%
ADR ($)	147.41	144.70	1.9%	136.64	133.15	2.6%	162.09	160.30	1.1%
Occupancy (%)	63.0%	61.0%	2.0	65.9%	63.4%	2.5	59.3%	57.9%	1.4

WESTIN
REVPAR ($)	127.05	118.56	7.2%	125.50	117.46	6.8%	131.08	121.40	8.0%
ADR ($)	182.96	179.44	2.0%	177.65	172.81	2.8%	197.65	198.59	(0.5%)
Occupancy (%)	69.4%	66.1%	3.3	70.6%	68.0%	2.6	66.3%	61.1%	5.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	177.01	172.32	2.7%	222.82	208.85	6.7%	151.22	151.53	(0.2%)
ADR ($)	291.65	290.86	0.3%	325.46	311.92	4.3%	268.52	276.23	(2.8%)
Occupancy (%)	60.7%	59.2%	1.5	68.5%	67.0%	1.5	56.3%	54.9%	1.4

LE MERIDIEN
REVPAR ($)	120.65	117.14	3.0%	170.06	161.26	5.5%	115.38	112.40	2.7%
ADR ($)	182.36	181.99	0.2%	218.38	211.15	3.4%	177.75	178.19	(0.2%)
Occupancy (%)	66.2%	64.4%	1.8	77.9%	76.4%	1.5	64.9%	63.1%	1.8

W
REVPAR ($)	195.40	180.09	8.5%	185.30	170.36	8.8%	232.24	215.52	7.8%
ADR ($)	266.32	255.59	4.2%	249.47	240.77	3.6%	331.56	310.59	6.8%
Occupancy (%)	73.4%	70.5%	2.9	74.3%	70.8%	3.5	70.0%	69.4%	0.6

FOUR POINTS
REVPAR ($)	74.55	70.07	6.4%	67.57	63.47	6.5%	86.09	80.95	6.3%
ADR ($)	115.95	113.11	2.5%	105.21	103.23	1.9%	133.67	129.06	3.6%
Occupancy (%)	64.3%	61.9%	2.4	64.2%	61.5%	2.7	64.4%	62.7%	1.7

ALOFT
REVPAR ($)	70.35	64.29	9.4%	69.82	63.46	10.0%
ADR ($)	106.53	109.47	(2.7%)	106.34	106.46	(0.1%)
Occupancy (%)	66.0%	58.7%	7.3	65.7%	59.6%	6.1

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.

Worldwide Hotel Results—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2012	2011	Variance	2012	2011	Variance
TOTAL WORLDWIDE
REVPAR ($)	110.02	104.00	5.8%	124.95	117.73	6.1%
ADR ($)	168.60	165.81	1.7%	189.64	185.32	2.3%
Occupancy (%)	65.3%	62.7%	2.6	65.9%	63.5%	2.4

NORTH AMERICA
REVPAR ($)	109.08	101.84	7.1%	138.03	128.24	7.6%
ADR ($)	160.74	156.54	2.7%	195.46	187.19	4.4%
Occupancy (%)	67.9%	65.1%	2.8	70.6%	68.5%	2.1

EUROPE
REVPAR ($)	110.63	112.80	(1.9%)	118.20	120.67	(2.0%)
ADR ($)	193.21	200.19	(3.5%)	201.61	209.71	(3.9%)
Occupancy (%)	57.3%	56.3%	1.0	58.6%	57.5%	1.1

AFRICA & MIDDLE EAST
REVPAR ($)	123.42	120.63	2.3%	123.98	121.54	2.0%
ADR ($)	191.47	196.59	(2.6%)	192.93	198.50	(2.8%)
Occupancy (%)	64.5%	61.4%	3.1	64.3%	61.2%	3.1

ASIA PACIFIC
REVPAR ($)	108.78	101.92	6.7%	109.76	101.01	8.7%
ADR ($)	171.54	167.90	2.2%	173.50	167.31	3.7%
Occupancy (%)	63.4%	60.7%	2.7	63.3%	60.4%	2.9

LATIN AMERICA
REVPAR ($)	106.17	92.79	14.4%	116.96	99.25	17.8%
ADR ($)	169.64	153.17	10.8%	178.31	161.78	10.2%
Occupancy (%)	62.6%	60.6%	2.0	65.6%	61.3%	4.3

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.

Owned Hotel Results—Same Store (1)

For the Three Months Ended March 31,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
	48 Hotels			24 Hotels			24 Hotels
TOTAL HOTELS
REVPAR ($)	148.15	141.43	4.8%	156.95	150.89	4.0%	136.80	129.30	5.8%
ADR ($)	213.39	206.77	3.2%	218.38	210.32	3.8%	206.41	201.67	2.4%
Occupancy (%)	69.4%	68.4%	1.0	71.9%	71.7%	0.2	66.3%	64.1%	2.2

Total Revenue	351,912	337,326	4.3%	210,213	202,480	3.8%	141,699	134,846	5.1%
Total Expenses	293,655	287,594	(2.1%)	177,431	173,485	(2.3%)	116,224	114,109	(1.9%)

	43 Hotels			19 Hotels			24 Hotels
BRANDED HOTELS
REVPAR ($)	151.96	145.36	4.5%	165.82	160.11	3.6%	136.80	129.30	5.8%
ADR ($)	216.01	208.45	3.6%	223.87	213.78	4.7%	206.41	201.67	2.4%
Occupancy (%)	70.3%	69.7%	0.6	74.1%	74.9%	(0.8)	66.3%	64.1%	2.2

Total Revenue	332,349	319,122	4.1%	190,650	184,277	3.5%	141,699	134,846	5.1%
Total Expenses	274,576	268,820	(2.1%)	158,352	154,711	(2.4%)	116,224	114,109	(1.9%)

(1)	Hotel results exclude five hotels sold and 11 hotels without comparable results during 2011 & 2012
*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	Worldwide
	2012	2011	$ Variance	% Variance
Management Fees:
Base Fees	76	67	9	13.4%
Incentive Fees	39	30	9	30.0%

Total Management Fees	115	97	18	18.6%
Franchise Fees	45	43	2	4.7%

Total Management & Franchise Fees	160	140	20	14.3%
Other Management & Franchise Revenues (1)	36	32	4	12.5%

Total Management & Franchise Revenues	196	172	24	14.0%
Other	5	5	0	0.0%

Management Fees, Franchise Fees & Other Income	201	177	24	13.6%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $21 in 2012 and 2011, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	2012	2011	$ Variance	% Variance
Originated Sales Revenues (1) – Vacation Ownership Sales	83	82	1	1.2%
Other Sales and Services Revenues (2)	70	66	4	6.1%
Deferred Revenues – Percentage of Completion	1	—	1	0.0%
Deferred Revenues – Other (3)	(2)	(1)	(1)	(100.0%)

Vacation Ownership Sales and Services Revenues	152	147	5	3.4%
Residential Sales and Services Revenues (4)	362	6	356	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	514	153	361	n/m

Originated Sales Expenses (5) – Vacation Ownership Sales	59	58	(1)	(1.7%)
Other Expenses (6)	53	48	(5)	(10.4%)
Deferred Expenses – Percentage of Completion	—	—	—	0.0%
Deferred Expenses – Other	3	3	—	0.0%

Vacation Ownership Expenses	115	109	(6)	(5.5%)
Residential Expenses (4)	278	2	(276)	n/m

Total Vacation Ownership & Residential Expenses	393	111	(282)	n/m

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012, includes $356 million of revenues and $278 million of expenses associated with the St. Regis Bal Harbour residential project
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels Without Comparable Results & Other Selected Items

As of March 31, 2012

UNAUDITED ($ millions)

Properties without comparable results in 2012 and 2011:

Property	Location
St. Regis Bal Harbour	Bal Harbour, FL
The Westin Peachtree Plaza	Atlanta, GA
W New Orleans—French Quarter	New Orleans, LA
W London	London, England
Grand Hotel—Florence	Florence, Italy
Sheraton Kauai	Koloa, HI
Hotel Alfonso	Seville, Spain
Four Points Tucson	Tucson, AZ
The Clarion Hotel	Millbrae, CA
Hotel Gritti Palace	Venice, Italy
Hotel Maria Cristina	San Sebastian, Spain

Properties sold or closed in 2012 and 2011:

Property	Location
Atlanta Perimeter	Atlanta, GA
Hotel Bristol	Vienna, Austria
The Westin Gaslamp Quarter	San Diego, CA
W City Center	Chicago, IL
Boston Park Plaza	Boston, MA

Revenues and Expenses Associated with Assets Sold or Closed in 2012 and 2011: (1)

	"Full Year"	"Full Year"	"Full Year"	"Full Year"	"Full Year"
	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2011:
2011
Revenues	$28	$23	$5	$—	$56
Expenses (excluding depreciation)	$28	$19	$4	$—	$51

Hotels Sold or Closed in 2012:
2012
Revenues	$2	$—	$—	$—	$2
Expenses (excluding depreciation)	$2	$—	$—	$—	$2

2011
Revenues	$3	$3	$2	$2	$10
Expenses (excluding depreciation)	$3	$3	$3	$1	$10

(1)	Results consist of 1 hotel sold in 2012 and 4 hotels sold in 2011. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2012 and 2011.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three Months Ended March 31, 2012

UNAUDITED ($ millions)

Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	11
Corporate/IT	18

Subtotal	29
Vacation Ownership Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(11)
Capital expenditures for inventory—St.Regis Bal Harbour	12

Subtotal	1
Development Capital	50

Total Capital Expenditures	80

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $10M in the three months ended March 31, 2012, less cost of sales of $21M in the three months ended March 31, 2012.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2012 Divisional Hotel Inventory Summary by Ownership by Brand*

As of March 31, 2012

	NAD		EUROPE		AME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,528	4	705	—	—	5	2,699	2	821	17	7,753
Westin	4	2,399	3	650	—	—	3	902	1	273	11	4,224
Four Points	2	327	—	—	—	—	—	—	—	—	2	327
W	5	1,795	2	665	—	—	—	—	—	—	7	2,460
Luxury Collection	1	643	5	584	—	—	1	181	—	—	7	1,408
St. Regis	3	702	2	261	—	—	—	—	1	160	6	1,123
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	2	272	—	—	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	—	—	1	123
Other	6	1,654	—	—	—	—	—	—	—	—	6	1,654

Total Owned	30	11,443	16	2,865	—	—	9	3,782	4	1,254	59	19,344

Managed & UJV
Sheraton	38	26,523	41	11,924	32	8,907	15	2,938	75	26,963	201	77,255
Westin	54	28,377	12	4,098	4	1,086	3	886	29	9,872	102	44,319
Four Points	1	171	6	1,013	7	1,329	4	517	15	4,612	33	7,642
W	23	6,902	3	364	1	441	2	433	6	1,436	35	9,576
Luxury Collection	4	1,648	19	2,997	5	1,384	7	290	6	1,440	41	7,759
St. Regis	9	1,811	2	223	1	377	2	309	8	2,049	22	4,769
Le Meridien	4	607	21	6,131	31	7,073	—	—	26	7,236	82	21,047
Aloft	—	—	2	399	1	408	2	281	5	1,034	10	2,122
Element	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	773	1	165	—	—	—	—	—	—	2	938

Total Managed & UJV	134	66,812	107	27,314	82	21,005	35	5,654	170	54,642	528	175,427

Franchised
Sheraton	160	47,721	15	4,108	2	403	9	2,332	14	6,288	200	60,852
Westin	60	19,472	3	1,176	—	—	4	1,309	8	2,231	75	24,188
Four Points	105	16,617	5	835	—	—	8	1,276	8	1,441	126	20,169
W	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	8	1,621	11	1,529	—	—	2	248	10	2,359	31	5,757
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	8	2,161	5	1,455	—	—	1	111	3	714	17	4,441
Aloft	41	5,965	—	—	—	—	—	—	3	471	44	6,436
Element	9	1,518	—	—	—	—	—	—	—	—	9	1,518
Other	1	275	—	—	—	—	—	—	—	—	1	275

Total Franchised	392	95,350	39	9,103	2	403	24	5,276	46	13,504	503	123,636

Systemwide
Sheraton	204	77,772	60	16,737	34	9,310	29	7,969	91	34,072	418	145,860
Westin	118	50,248	18	5,924	4	1,086	10	3,097	38	12,376	188	72,731
Four Points	108	17,115	11	1,848	7	1,329	12	1,793	23	6,053	161	28,138
W	28	8,697	5	1,029	1	441	2	433	6	1,436	42	12,036
Luxury Collection	13	3,912	35	5,110	5	1,384	10	719	16	3,799	79	14,924
St. Regis	12	2,513	4	484	1	377	2	309	9	2,209	28	5,892
Le Meridien	12	2,768	26	7,586	31	7,073	1	111	29	7,950	99	25,488
Aloft	43	6,237	2	399	1	408	2	281	8	1,505	56	8,830
Element	10	1,641	—	—	—	—	—	—	—	—	10	1,641
Other	8	2,702	1	165	—	—	—	—	—	—	9	2,867
Vacation Ownership	12	6,617	—	—	—	—	1	580	—	—	13	7,197

Total Systemwide	568	180,222	162	39,282	84	21,408	69	15,292	220	69,400	1,103	325,604

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of March 31, 2012

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,562	22	43	1,627
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,802	22	756	5,580

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,000	22	756	5,778

Total Intervals Including UJV’s (7)				260,000	1,144	39,312	300,456

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.